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                                                                    EXHIBIT 99.1


                                                                        Contact:
                                                           Kmart Media Relations
                                                                  (248) 463-1021



                    KMART APPOINTS AYLWIN LEWIS PRESIDENT AND
                             CHIEF EXECUTIVE OFFICER



TROY, MICHIGAN, October 18, 2004 -- Kmart Holding Corporation (NASDAQ: KMRT) today announced the appointment of Aylwin Lewis as President and Chief Executive Officer, effective immediately. Mr. Lewis will also join the Kmart Board of Directors. Mr. Lewis joins Kmart from YUM! Brands, Inc., where he was President, Chief Multi-Branding and Operating Officer.

Aylwin Lewis is a 13-year veteran of YUM! Brands, and has been in the restaurant industry for 26 years, beginning his career as a Restaurant General Manager and rising through the ranks to his most recent position at YUM!, the world's largest restaurant company with over $8 billion in annual revenue. Mr. Lewis has been responsible for executing YUM!'s global operating platform, multi-branding expansion, and Restaurant Information Systems. He was also responsible for the operation of 2600 multi-branded restaurants and the company's 1,250 Long John Silver's and 900 A&W All-American Food restaurants.

Edward S. Lampert, Chairman of Kmart, said, "We are excited to have Aylwin Lewis join us as our President and CEO. He brings a strong record of successful operating performance. Under his leadership, we expect that Kmart will build further on its financial strength to become a truly great company."

Mr. Lampert added, "Aylwin Lewis brings to Kmart a wealth of retail operating experience, a track record of personal and corporate success, tremendous people skills and a strong work ethic and commitment to excellence. He is the ideal leader and agent of change for Kmart at this time, and we are pleased that he has embraced this challenge with his characteristic passion. Along with the other members of the Board, I welcome the opportunity to work in partnership with Aylwin to lead Kmart in the next exciting phase of our company's development. "

Mr. Lewis said, "I am very enthusiastic about working with Eddie Lampert and the Board of Directors to drive the operating excellence and cultural change that are the hallmarks of great companies. Kmart has made considerable strides under the leadership of Julian Day and the Board. I am joining an organization with a


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strong executive team, financial stability, and increasing profitability. I look forward to working with the company's management team and all of Kmart's associates to build on that success."

Julian Day, who served as Kmart's President and CEO since January 2003, will remain on the Board of Directors and assist Aylwin Lewis in the transition. Mr. Day said, "I am proud to have led the outstanding team which has accomplished so much at Kmart. As I relinquish my executive responsibilities at the company, I am confident that we have established the strong foundation that will allow Aylwin to focus on the goal of achieving operational excellence in all aspects of our business. Our company is very fortunate to have attracted such an outstanding executive, and I look forward to his success."

Mr. Lampert added, "Julian Day has successfully led Kmart to its current position of financial strength and profitability, assembled a strong management team, instilled a culture of financial discipline, and, most importantly, presided over a very significant increase in shareholder value. The Board of Directors appreciates Julian Day's contribution to our company's development, and we look forward to continuing to work with him on the Board at Kmart."


AYLWIN LEWIS BIOGRAPHY

Mr. Lewis' first job after college was as District Manager of Operations for Jack in the Box, a chain owned by Foodmaker Inc., covering a district in Texas. He advanced in a variety of food retail positions, including those with KFC and Pizza Hut, where he was named Chief Operating Officer in 1996.

Following the spin-off of PepsiCo's Restaurant Division as Tricon Global Restaurants Inc., Mr. Lewis served as Chief Operating Officer of Pizza Hut, and ultimately was put in a new position at Tricon as Executive Vice President of Operations and New Business Development. In June of 2002, Tricon Global Restaurants changed its name to YUM! Brands once it acquired the Long John Silver's and A&W All-American Foods restaurant chains. These two new brands were purchased to place more than one brand under a single roof, called "multibranding." In January 2003, Mr. Lewis was promoted to President, Chief Multibranding and Operating Officer at YUM! Brands.

Reporting to Mr. Lewis at YUM! Brands were the Multibranding operations team, the President of Long John Silver's and A&W All-American Food, and the Chief Operating Officers of KFC, Pizza Hut and Taco Bell, who dually reported to the Presidents of their respective brands. Also reporting to Lewis were the heads of Quality Assurance, Engineering and Restaurant Information Systems. Mr. Lewis is a member of the Board of Directors of Halliburton Company and The Walt Disney Company.

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Mr. Lewis received dual bachelor degrees from the University of Houston in both
Business Management and English Literature and an MBA from the University of Houston.


ABOUT KMART HOLDING CORPORATION
Kmart Holding Corporation (NASDAQ: KMRT) and its subsidiaries (together, "Kmart") is a mass merchandising company that offers customers quality products through a portfolio of exclusive brands that include Thalia Sodi, Jaclyn Smith, Joe Boxer, Kathy Ireland, Martha Stewart Everyday, Route 66 and Sesame Street. For more information visit the Company's website at www.kmart.com.


CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION AND OTHER MATTERS:
Statements or reports made by or on behalf of Kmart which address activities, events or developments that we expect or anticipate may occur in the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect, when made, Kmart's current views with respect to current events and financial performance. Such forward-looking statements are based upon assumptions concerning future conditions that may ultimately prove to be inaccurate and involve risks, uncertainties and factors that could cause actual results to differ materially from any anticipated future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, factors relating to Kmart's internal operations and the external environment in which it operates; Kmart's ability to successfully implement business strategies and otherwise fund and execute planned changes in various aspects of the business; marketplace demand for the products of Kmart's key brand partners, as well as the engagement of appropriate new brand partners; changes in consumer spending and Kmart's ability to anticipate buying patterns and implement appropriate inventory strategies; Kmart's ability to reverse its negative same-store sales trend; competitive pressures and other third party actions, including pressures from pricing and other promotional activities of competitors, as well as new competitive store openings; the resolution of allowed claims for which Kmart is obligated to pay cash under the Plan of Reorganization; Kmart's ability to properly monitor its inventory needs in order to timely acquire desired goods in appropriate quantities and/or fulfill labor needs at planned costs; Kmart's ability to attract and retain customers; Kmart's ability to maintain normal terms with vendors and service providers; Kmart's ability to maintain contracts, including leases, that are critical to its operations; Kmart's ability to develop a market niche; regulatory and legal developments; general economic conditions; weather conditions, including those which affect buying patterns of Kmart's customers; other factors affecting business beyond Kmart's control; Kmart's ability to attract, motivate and/or retain key executives and associates; and other risks detailed in Kmart's Securities and Exchange Commission filings. Kmart undertakes no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances after the date such statements were made.

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